Exhibit 99.1

A Leading Manufacturer of Protective Materials for High Reliability Applications

Chase Corporation Announces Fiscal Fourth Quarter and Full Year 2021 Results

Revenue increased by 22% to $78.1 Million, Earnings Per Diluted Share increased by 18% to $1.12

Robust Product Demand Continued

Increased Borrowing Capacity with New Amended Debt Facility

Declares Dividend Increase of 25% to $1.00 Per Share

Westwood, MA – November 15, 2021 – Chase Corporation (NYSE American: CCF), a global specialty chemicals company that is a leading manufacturer of protective materials for high-reliability applications across diverse market sectors, today announced financial results for the fourth fiscal quarter ended August 31, 2021, and for the full fiscal year 2021. The Company also announced a cash dividend of $1.00 per share to shareholders of record on November 30, 2021, payable on December 9, 2021.

Fiscal Fourth Quarter Financial and Recent Operational Highlights

●	Total Revenue grew 22% to $78.1 million, compared to Q4 FY20
●	Gross Margin of 39%, compared to 38% in Q4 FY20, due in part to sales mix and operational efficiencies, including site consolidation, tempered by certain material cost inflationary increases
●	Effective Income Tax Rate of 24.2%, compared to 24.4% in the year-ago period
●	Net Income for the fiscal fourth quarter of 2021 was $10.6 million, or $1.12 per diluted share, compared to a Net Income of $9.0 million, or $0.95 per diluted share, for the fiscal fourth quarter of 2020 (which included a gain on the sale of our Randolph, MA property of approximately $0.14 per diluted share)
●	Adjusted EBITDA for the fiscal fourth quarter of 2021 was $20.0 million, compared to Adjusted EBITDA of $14.5 million in the prior-year quarter
●	Free Cash Flow in the fiscal fourth quarter of 2021 was $17.5 million, compared to Free Cash Flow of $12.7 million in the prior-year quarter
●	Ended fiscal year 2021 with a cash balance of $119.4 million
●	Entered an amended and restated credit agreement in July 2021, expanding our borrowing capacity to $200 million with an additional $100 million accordion feature
●	Consolidation of Newark, CA facility completed (Q4 FY21), consolidation of Woburn, MA announced (Q3 FY21)
●	Acquired ABchimie (September 2020) and Emerging Technologies, Inc (“ETi”) (February 2021)

“Our disciplined focus on our core strategies, margin expansion, and long-term growth drove a strong performance for the quarter and record results for the year. This was accomplished despite difficulties resulting from raw material cost increases, supply chain disruptions and a more competitive labor market,” said Adam P. Chase, President and Chief Executive Officer of Chase Corporation. “We remain steadfast in meeting our customers’ needs while progressing on our strategic growth initiatives and achieving strong margins. Chase is proud of its dedicated workforce that allowed us to achieve these results, and remains committed to their health and safety as we continue to operate in a challenging environment.”

Mr. Chase continued, “The Adhesives, Sealants and Additives segments led the Company’s revenue growth this year, supported by the positive trajectory in international markets, as well as our accretive acquisitions of ABchimie and the operations of ETi. The Industrial Tapes segment also continued its recovery in sales versus the pandemic-impacted prior year, with a notably strong fourth fiscal quarter performance. Corrosion Protection and Waterproofing, however, slightly declined over the prior year due to softer demand in the fourth fiscal quarter within pipeline and infrastructure markets.”

Mr. Chase added, “Over the last year, we made significant strides driving both organic and inorganic growth, implementing our consolidation and optimization initiatives, and achieving strong results despite pandemic and global supply chain-related headwinds. Increasing input costs impacted gross margins in the latter part of our fiscal year, most specifically for our Adhesives, Sealants and Additives segment in the fourth quarter. We continue to take steps to counteract margin compression with benefits lagging.”

“Additionally, we are very pleased with our successful integrations of ABchimie and ETi, which further attests to our ability to drive inorganic growth and leverage operational commonalities. As we look to the future, our portfolio business model gives us the unique advantage to serve high growth and emerging market trends while evaluating additional strategic diversification opportunities and consistently refining our product suite.”

“As we progress into the next fiscal year, Chase will strive to effectively navigate current global raw material inflationary pressures, labor shortages and supply chain constraints.  While anticipating these challenges will persist in fiscal year 2022, we continue to implement solutions to satisfy the needs of our customers. Chase continues to prioritize our customers, and will further leverage our global network, strategic partnerships, and efficiency initiatives throughout our organization ensuring demand is met. We will continue to implement our cost saving strategies in conjunction with pricing adjustments as necessary, responsibly balancing short- and long-term needs to drive shareholder value.”

Full Year 2021 Financial Highlights

●	Total Revenue of $293.3 million, up 12% compared to $261.2 million in the prior year
●	Gross Margin of 40%, compared to 38% in the prior year
●	Net Income of $44.9 million, up 32% compared to $34.2 million in the prior year
●	Adjusted EBITDA of $78.6 million, up 30% compared to $60.2 million in the prior year (the reconciliation of Net Income to Adjusted EBITDA is included at the end of this news release)
●	Free Cash Flow of $58.8 million, up 8% compared to $54.4 million in the prior year

“We are pleased with our ability to execute and drive margin expansion and generate free cash flow given the current constrained environment. We are extremely encouraged to see our recent acquisitions, ABchimie and ETi, prove to be immediately accretive, synergistic, and contribute to top-line growth within the Adhesives, Sealants and Additives segment," said Michael J. Bourque, Treasurer and Chief Financial Officer of Chase Corporation. “We remain debt free, with an overall cash balance of $119.4 million and have a fully available credit facility. In the fourth fiscal quarter, we amended and restated our revolving credit facility to support future growth initiatives. The new facility increased our borrowing capacity to $200 million from $150 million (and includes an accordion option that could allow us access to an additional $100 million in borrowing capacity) and its maturity date is now extended through July 2026. Continuing our longstanding commitment to returning capital to shareholders, the announced dividend is $1.00 per share, an increase from $0.80 in the prior year, and will be paid in December.”

Segment Results

Adhesives, Sealants and Additives

	For the Three Months Ended August 31,		For the Year Ended August 31,
	2021	2020	2021	2020
Revenue	$31,357	$23,024	$126,864	$96,208
Cost of products and services sold	19,344	14,071	71,805	55,902
Gross Margin	$12,013	$8,953	$55,059	$40,306
Gross Margin %	38%	39%	43%	42%

Revenue in the Company’s Adhesives, Sealants and Additives segment increased $8.3 million or 36% for the quarter ended August 31, 2021, with $4.9 million from organic revenue growth. The revenue growth within the electronic and industrial coatings product line was largely driven by further expansion in Asian and European markets, as well as inorganic growth provided by the first quarter acquired operations of ABchimie. The North American focused functional additives product line also experienced both organic and inorganic volume and price growth in the period, with the second quarter acquired operations of ETi adding to the product line. Increased input costs impacted the segment’s gross margin in the fourth fiscal quarter due to global supply chain-related headwinds, with price increase lag given logistics challenges.

Industrial Tapes

	For the Three Months Ended August 31,		For the Year Ended August 31,
	2021	2020	2021	2020
Revenue	$33,788	$27,029	$120,873	$118,960
Cost of products and services sold	21,160	17,711	77,013	80,351
Gross Margin	$12,628	$9,318	$43,860	$38,609
Gross Margin %	37%	34%	36%	32%

Revenue in the Industrial Tapes segment increased $6.8 million or 25% for the quarter ended August 31, 2021. In the fourth fiscal quarter, the segment’s cable materials, specialty products, electronic materials and pulling and detection product lines reported combined volume and price expansion and drove the segment’s period-over-period growth. For the year, the pulling and detection, electronic materials and specialty products product lines drove net sales growth over the prior pandemic-impacted year.

Corrosion Protection and Waterproofing

	For the Three Months Ended August 31,		For the Year Ended August 31,
	2021	2020	2021	2020
Revenue	$12,975	$13,854	$45,599	$45,994
Cost of products and services sold	7,324	7,695	25,842	25,362
Gross Margin	$5,651	$6,159	$19,757	$20,632
Gross Margin %	44%	44%	43%	45%

Revenue from the Corrosion Protection and Waterproofing segment decreased $0.9 million or 6% for the quarter ended August 31, 2021. While the coating and lining systems and building envelope product lines were positive compared to the prior fiscal year, the decrease in revenue was primarily driven by declines in both domestic and international infrastructure markets, further tempered by material shortages and logistic issues facing the sectors in the latter part of the year, which resulted in decreased project demand and sales volumes for the segment.

About Chase Corporation

Chase Corporation, a global specialty chemicals company that was founded in 1946, is a leading manufacturer of protective materials for high-reliability applications throughout the world. More information can be found on our website https://chasecorp.com/

Use of Non-GAAP Financial Measures

The Company has used non-GAAP financial measures in this press release. Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow are non-GAAP financial measures.  The Company believes that Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow are useful performance measures as they are used by its executive management team to measure operating performance, to allocate resources to enhance the financial performance of its business, to evaluate the effectiveness of its business strategies and to communicate with its board of directors and investors concerning its financial performance.  The Company believes Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow are commonly used by financial analysts and others in the industries in which the Company operates, and thus provide useful information to investors. However, Chase’s calculation of Adjusted net income, Adjusted diluted EPS, EBITDA, Adjusted EBITDA and Free cash flow may not be comparable to similarly-titled measures published by others. Non-GAAP financial measures should be considered in addition to, and not as an alternative to, the Company’s reported results prepared in accordance with GAAP. This press release provides reconciliations from the most directly comparable financial measure presented in accordance with U.S. GAAP to each non-GAAP financial measure.

Cautionary Note Concerning Forward-Looking Statements

Certain statements in this press release are forward-looking.  These may be identified by the use of forward-looking words or phrases including, but not limited to “believe,” “expect,” “anticipate,” “should,” “planned,” “estimated” and “potential.”  These forward-looking statements are based on Chase Corporation’s current expectations.  The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for such forward-looking statements.  To comply with the terms of the safe harbor, the Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance and that a variety of factors could cause the Company's actual results and experience to differ materially from the anticipated results or other expectations expressed in the Company's forward-looking statements. The risks and uncertainties which may affect the operations, performance, development and results of the Company's business include, but are not limited to, the following: uncertainties relating to economic conditions; uncertainties relating to customer plans and commitments; the pricing and availability of equipment, materials and inventories; technological developments; performance issues with suppliers and subcontractors; economic growth; delays in testing of new products;  the Company’s ability to successfully integrate acquired operations; the effectiveness of cost-reduction plans; rapid technology changes; the highly competitive environment in which the Company operates; as well as expected impact of the coronavirus disease (COVID-19)  pandemic on the Company's businesses. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date the statement was made.

Investor & Media Contact:

Michael Cummings or Jackie Marcus

Alpha IR Group

Phone: (617) 982-0475

E-mail: CCF@alpha-ir.com

or

Shareholder & Investor Relations Department

Phone: (781) 332-0700

E-mail: investorrelations@chasecorp.com

Website: www.chasecorp.com

The following table summarizes the Company’s unaudited financial results for the three months and year ended August 31, 2021 and 2020.

	For the Three Months Ended August 31,		For the Year Ended August 31,
All figures in thousands, except per share figures	2021	2020	2021	2020
Revenue	$78,120	$63,907	$293,336	$261,162
Costs and Expenses
Cost of products and services sold	47,828	39,477	174,660	161,615
Selling, general and administrative expenses	13,540	12,338	52,100	49,364
Research and product development costs	1,022	963	4,056	4,007
Operations optimization costs	857	(170)	977	807
Acquisition-related costs	—	121	128	274
Gain on sale of real estate	—	(1,791)	—	(2,551)
Write-down on certain assets under construction	100	405	100	405
Loss on contingent consideration	669	—	1,664	—
Operating income	14,104	12,564	59,651	47,241
Interest expense	(93)	(68)	(297)	(246)
Other income (expense)	(2)	(579)	(760)	(1,675)
Income before income taxes	14,009	11,917	58,594	45,320
Income taxes	3,386	2,909	13,674	11,163
Net income	$10,623	$9,008	$44,920	$34,157
Net income per diluted share	$1.12	$0.95	$4.73	$3.59
Weighted average diluted shares outstanding	9,433	9,451	9,428	9,440
Reconciliation of net income to EBITDA and adjusted EBITDA
Net income	$10,623	$9,008	$44,920	$34,157
Interest expense	93	68	297	246
Income taxes	3,386	2,909	13,674	11,163
Depreciation expense	1,021	1,026	3,946	4,015
Amortization expense	3,292	2,852	12,858	11,576
EBITDA	$18,415	$15,863	$75,695	$61,157
Loss on contingent consideration	669	—	1,664	—
Operations optimization costs	857	(170)	977	807
Acquisition-related costs	—	121	128	274
Gain on sale of real estate	—	(1,791)	—	(2,551)
Write-down of certain assets under construction	100	405	100	405
Pension settlement costs	—	80	—	155
Adjusted EBITDA	$20,041	$14,508	$78,564	$60,247

	For the Three Months Ended August 31,		For the Year Ended August 31,
	2021	2020	2021	2020
Reconciliation of net income to adjusted net income
Net income	$10,623	$9,008	$44,920	$34,157
Excess tax benefit related to ASU No. 2016-09	47	(1)	(114)	(149)
Loss on contingent consideration	669	—	1,664	—
Operations optimization costs	857	(170)	977	807
Acquisition-related costs	—	121	128	274
Gain on sale of real estate	—	(1,791)	—	(2,551)
Write-down of certain assets under construction	100	405	100	405
Pension settlement costs	—	80	—	155
Income taxes *	(341)	285	(602)	191
Adjusted net income	$11,955	$7,937	$47,073	$33,289
Adjusted net income per diluted share (Adjusted diluted EPS)	$1.26	$0.83	$4.96	$3.50

* For the three months and year ended August 31, 2021 and 2020, represents the aggregate tax effect assuming a 21% tax rate for the items impacting pre-tax income, which is our effective U.S. statutory Federal tax rate for fiscal 2021 and 2020.

	For the Three Months Ended August 31,		For the Year Ended August 31,
	2021	2020	2021	2020
Reconciliation of cash provided by operating activities to free cash flow
Net cash provided by operating activities	$18,217	$13,069	$61,217	$55,734
Purchases of property, plant and equipment	(692)	(327)	(2,441)	(1,371)
Free cash flow	$17,525	$12,742	$58,776	$54,363